Exhibit 99.2

D&E Communications, Inc.

Presentation to Shareholders – April 26, 2007

[Presenter: James W. Morozzi, President and CEO]

Slide 1: TITLE SLIDE

Good Morning and welcome ladies and gentlemen to the annual shareholders’ meeting of D&E Communications.

Today, we have important information to share with you about your company. The following presentations will be filed with the United States Securities and Exchange Commission (“SEC”) on Form 8-K. It will be available on D&E’s website at www.decommunications.com or on the SEC website at www.sec.gov.

Slide 2: DISCLOSURE SLIDE

This is our disclosure regarding forward-looking statements. During today’s presentation, we may make forward-looking statements and this disclosure qualifies such statements.

Slide 3: DISCLOSURE SLIDE (Regulation G)

In the presentation, we use the operating measure Adjusted EBITDA. Adjusted EBITDA is a non-GAAP operating measure under Regulation G promulgated by the Securities and Exchange Commission. It is one of several measures that management uses to monitor performance.

Slide 4: Meeting Agenda

Our agenda today will cover four areas:

•	An overview of our Results and Strategic Direction,

•	A Financial Report from our CFO Mr. Thomas Morell,

•	Recognition of our Delivering Excellence Award winners,

•	and finally we’ll take any questions you may have about our company.

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Slide 5: TITLE SLIDE: James Morozzi

I’m pleased to be here with you today and to report on what we’ve accomplished in 2006 and where we are doing in 2007.

2006 had many positives. We saw operational and productivity improvements as well as financial improvement in our business.

We honed our focus on the customer and have concentrated our efforts on a few strategic areas. As a result, we’ve improved performance and operating results in a number of areas of the business.

Slide 6: Maximizing Shareholder Value

The entire leadership team of D&E Communications understands that our role is to deliver operating results that lead to increased shareholder value.

We strive to maximize shareholder value by driving adjusted EBITDA and net income growth with an increasing focus on Sales and Marketing efforts. Specifically we are focused on:

•	Strategic growth of broadband,

•	Growth of profitable On-Net CLEC customers,

•	Increase sales of Professional IT Services to the existing customer base, as well as new customers

•	Preserving the incumbent RLEC access lines,

While our business is a capital intensive one, we also look to diligently manage our CAPEX spending and thus our cashflow.

We’ll use financial discipline operating our business in order to continue to pay down our outstanding debt.

Slide 7: 2006 Strategic Priorities

In 2006, our strategic priorities centered around:

•	expanding our broadband reach and capabilities to residential and business customers,

•	serving more CLEC customers On Net for increased profitability,

•	Making Systems Integration a valuable part of the solution for our customers and improving the performance of this segment,

•	managing operating expenses while improving productivity within the organization

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Slide 8: 2006 Accomplishments

I’d like to spend a few minutes covering our 2006 accomplishments at a high level. Mr. Morell, will present more detailed financial results later in the presentation.

With respect to the financial arena of our business, we…

•	Improved Adjusted EBITDA by more than $1.6M or 2.7% over 2005 performance

•	Reduced our Long Term Debt by $10M. At year-end 2006, our leverage ratio – defined as Long Term Debt / Adjusted EBITDA, was 3.3X. At year end 2005, this ratio was 3.5X

•	Amended our credit facility. The amendment provided

o	A reduction in the margin added to variable interest rates

o	A reduction in the interest rate on a fixed rate debt

o	Reduced amortization payments from $10M per year to $7M per year

o	Elimination of the $10M permanent reduction on our Revolving Line of credit scheduled for December 31, 2006 and

o	Greater flexibility in the financial covenants

Slide 9: DECC Stock Chart

This chart depicts relative stock performance of D&E from December 31, 2001 to December 31, 2006, versus, NASDAQ US Index and the NASDAQ Telecomm Index. It assumes $100 invested in each of the vehicles on December 31, 2001 with all dividends reinvested.

This the same chart that was included in our latest 10K. As you can see, D&E had trailed the Telecomm Index and US Index at year-end. However, D&E stock performance has narrowed the gap by increasing 58% from 2005 to 2006, while the Telecom Index increased 31% and the US Index increased by 10%.

Slide 10: DECC Stock Chart (2)

We also judge our performance to the various sectors in the communications services industry.

This chart shows D&E’s relative stock performance from April 24, 2006 to April 23, 2007. This period was chosen to illustrate the most recent 52 week performance of D&E versus a panel of peer companies.

DECC, as shown in blue on this chart, has appreciated 31.7% in this time period while

•	The RBOCs have increased 43.4%, largely driven by AT&T

•	Conventional ILECs - increased 21.9%,

•	High Dividend ILECs increased 14.9%

•	The S&P 500 Index has returned 13.2% in this same period.

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Slide 11: 2006 Accomplishments

Under Customer and Product Development, we have…

•	Had an outstanding year in broadband subscriber growth with over 9,200 new customers

•	Our On Net CLEC lines passed the 30% mark

•	We ended the year with over 7,400 video customers in State College and Lewisburg markets

•	We launched several new products…

•	Had notable customer wins… Concentration on Reading

Slide 12: Total Connections

This chart depicts the changes in total connections for D&E from January 1 to December 31, 2006. Total Connections, defined here as total RLEC, CLEC, Dial Up, DSL, Cable Modem, Web Hosting and Video customer connections has grown throughout 2006.

While we have seen a decline in RLEC and Dial Up connections, those losses are offset by additions in Cable Modem, Video, CLEC, and DSL areas of our business. In fact, total connections increased 2.6% from a starting point of 213,539 on January 1, to 219,017 on December 31, 2006.

The chart demonstrates the success we’ve had in the strategic focus areas of adding CLEC and Broadband DSL customers.

Note: the combination of Cable Modem and DSL/ High Speed equates to the Broadband Subscriber growth on the previous slide.

Slide 13: 2006 Accomplishments

In regard to Operational aspects of our business, we have…

•	Added 258 miles of fiber to our network

•	Installed a Nortel Call Server 2000 softswitch

•	Our Broadband capacity reached 99% of our RLEC customers

o	Obligation to reach 100% by Dec 31, 2008

•	Reduced our Out of Service hours by 9% or more than 25,000 hours

•	Reduced total staffing levels by 11%

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Slide 14: Revenue per Employee

We continue to make technology investment and productivity improvements In the business. As such we have seen that Revenue per Employee, as measured on rolling 12-month basis, has increase 3.7% from January to December of 2006.

Our productivity gains have been made while maintaining our high standards of “Delivering Excellence” to our customers. Delivering quality service is even more important in today’s competitive environment.

Slide 15: 2006 Accomplishments

Strategic

•	We made the strategic decision to exit the equipment business and in September 2006 we sold our Voice Systems Business which was part of the Systems Integration segment

o	The Voice Systems Business was an undifferentiated, low margin operation deemed non strategic.

o	Going forward, systems Integration is a professional IT Services organization

o	The differentiation we bring to the market place is our ability to bring a total solution of access services as well as professional IT Services to our business customers

•	We acquired a 26 mile fiber network on the West Shore of Harrisburg

Slide 16: West Shore Fiber Acquisition

This map shows the fiber network we acquired. The blue line running into Harrisburg was existing fiber. The red line shows the newly acquired fiber. The yellow and green represent the proposed fiber builds in 2007 and 2008.

This gives a more robust network in the Harrisburg market and furthers our strategy to provide more CLEC services On Net.

Slide 17: Advances All Digital Network

This slide depicts D&E’s advanced all digital network. While the map is busy, I call your attention to the dense fiber shown in green located in the RLEC territories.

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What’s also important to see is the robust IP transport network that we’ve built. As I mentioned, we have installed out first IP softswitch and have also built the IP core network required to offer the next generation IP services that business customers are demanding

It’s important to make the capital investments to keep pace with technology change.

Slide 18: Business Strategy - Broadband Growth

Our business strategy is squarely centered on broadband.

Metro Ethernet Services

•	Transparent LAN Services

•	Enterprise wide businesses such as hospitals.

o	Inter-regional Transparent LAN

o	State College market - 2006

o	Lancaster Market – 2005

o	Bandwidth on demand 10-90Mbps

•	Dedicated Internet Access

IP/ MPLS Network

•	Ethernet Data services

•	Sets stage for VPN – IT managers are demanding this

•	Right mix of price and performance

Slide 19: Business Strategy - Broadband Growth (2)

Our Dynamic T service is targeted at small businesses that have voice and Internet needs but can’t justify the cost of a traditional T1 service. This is made possible as a result of our IP softswitch.

Slide 20: Business Strategy – Systems Integration

The going forward strategy of Systems Integration entails providing IT Solutions with Professional Services.

We have a differentiated offer in that we can provide overall solutions of Access solutions and IT solutions to our business customers. We view this a compelling proposition to the busy IT decision maker.

Services include…..

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Slide 21: D&E’s New Website – Summary Slide

As I wrap up my portion of the presentation, I’d like to introduce you to our newly designed website. Customers expect their service providers to have rich web presence that answers their questions and provides them with all the information they need. In short, customers want to buy from some one that’s easy to do business with.

We’ve redesigned this website with the customer in mind. Specific information and various messages are tailored to business and residential customers and by the solutions they require. We plan to roll this out in June, but we’ve set up a demonstration in the lobby. I’d encourage you to stop by at the end of the meeting.

In SUMMARY…

•	2006 was a very positive year for D&E with improved productivity and operating results

•	We had solid growth in Broadband and On Net CLEC services as our Total Connections have increased year over year.

•	We’ve invested in our network to deliver the IP services customers are seeking.

•	Our focus will continue to center around Broadband, On Net and making SI an integral part of the customer solution

•	All of these results were accomplished by a highly motivated, knowledgeable and talented team of employees who continue to deliver excellence to our customers

Slide 22: Fiscal Year 2006 Financial Report, Thomas E. Morell, Chief Financial Officer

Slide 23: Historical Financial Summary - Consolidated

As Jim mentioned, my name is Thomas Morell and I am the Chief Financial Officer of D&E Communications, Inc. (“D&E”). My first slide shows D&E’s consolidated operating revenues, adjusted EBITDA, operating income and net income/loss for the fiscal years ended 2004, 2005, and 2006. I will concentrate on the financial results for 2006 as they compare to the results in 2005, not only on this slide, but on the next several slides that show annual data for each of the company’s business segments.

You will also note that we are showing adjusted EBITDA on this slide and throughout the financial report presentation. It is consistent with how we evaluate the performance of our business segments and we believe it is frequently used by securities analysts, investors and

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other interested parties in the evaluation of companies in our industry. D&E calculates adjusted EBITDA by adding depreciation, amortization and intangible asset impairment to operating income. As Jim noted on one of the first slides of the presentation, adjusted EBITDA is a non-GAAP measure under Regulation G of the United States Securities and Exchange Commission (SEC). In compliance with this regulation, we have provided a slide in this presentation that reconciles adjusted EBITDA to net income for each period that it has been used.

Consolidated operating revenues in fiscal year 2006 declined slightly in comparison to operating revenues recorded in fiscal year 2005. This decline is primarily the result of reductions in professional services revenues, network access revenues from lower National Exchange Carrier Association (“NECA”) settlements and reductions in long distance toll revenues due to a lower average rate per minute and fewer minutes of use. These reductions were partially offset by increases in DSL revenues from subscriber growth, local telephone revenues from increases in CLEC customers and increases in long distance circuit revenue.

While revenues declined in 2006, total operating expenses were lower during the year compared to 2005, resulting in an increase in adjusted EBITDA and only a slight decline in operating income. Total operating expenses declined during 2006 primarily due to reductions in salary and benefits expense as a result of fewer employees, reductions in the costs for completing long distance calls as a result of fewer minutes of use and efficiencies derived from least cost routing to complete the calls and declines in subcontractor costs directly related to the lower professional services revenue. These reductions were partially offset by increases in cost of services and an intangible asset impairment of $2.4 million, of which $1.9 million was recorded in operating expenses.

Net income decreased by approximately $7.0 million in 2006, mostly due to two one time events that occurred in 2005; a $6.0 million after tax gain on the sale of our ownership interest in Pilicka Telefonia and a $1.3 million after tax gain on the sale of our ownership interest in PenTeleData. Other one-time events that occurred in 2006 resulted in after tax gains and losses that netted to a reduction in net income of $2.0 million, including a gain on investment of $0.7 million related to a recovery of advances made to Eurotel, a non-cash intangible asset impairment loss of $1.1 million, a loss on the sale of the voice systems business of $1.0 million, and a loss on early extinguishment of debt of $0.6 million.

Slide 24: Historical Financial Summary - RLEC Segment

The next slide shows operating revenues, adjusted EBITDA and operating income for the incumbent rural local exchange carrier segment. Note that segment information does not include net income because we do not allocate income taxes and interest among the segments.

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Operating revenues decreased by approximately $4.0 million in 2006 from revenues in 2005. Network access revenues accounted for approximately $2.8 million of this decline, mostly due to reductions in NECA settlements, fewer access lines and reductions in minutes of use. Local telephone revenues declined due to the loss of lines that we experienced in 2006, although the decline was partially offset by a local rate increase in August 2005. Directory revenues also declined as the result of the terms of a new contract that began in November 2006 for two of our four directories.

Adjusted EBITDA and operating income declined in 2006 compared to 2005, even though operating expenses declined during the same time period. The reductions in operating expenses include declines in depreciation expense due to changes in the estimated useful lives of various asset categories, lower corporate overhead expenses and lower network access costs. Directory expenses also declined as a result of the terms of the new contract mentioned above.

Slide 25: Historical Financial Summary - CLEC Segment

Operating revenues and adjusted EBITDA have increased in 2006 from 2005 and the CLEC recorded positive operating income for the fiscal year 2006, mainly due to an increase in revenues from growth in the number of lines that we serve, a local service rate increase that was effective in August 2005, an increase in private network and long distance circuits and increases in network access revenues. We were able to achieve these results in this business segment, despite long distance revenues declining by approximately $1.4 million.

Total operating expenses increased in the CLEC segment during fiscal year 2006, including cost of services, due to additional leased facilities to serve the growth in the customer base, and depreciation expense, as a result of asset additions to the network. Partially offsetting these increases were significant reductions in network access expense as a result of providing least cost routing service for completion of long distance calls and a decline in total wage expense.

Slide 26: Historical Financial Summary - Internet Services Segment

The Internet Services segment recorded 19.5% growth in operating revenues, and adjusted EBITDA and operating income increased from 2005 levels. Revenues increased mainly due to an increase in the number of DSL and high-speed Internet subscribers. The increase in DSL revenues continues to be partially offset by reductions in revenues from dial up subscribers, consistent with the company’s strategy to capture as many broadband connections to customers’ homes and businesses. Operating expenses increased as a result of the growth in DSL and high-speed Internet subscribers, including direct cost of services, wages and benefits and depreciation. The cost of providing VOIP services did decline in fiscal year 2006 compared to 2005 due to costs incurred in 2005 to initiate the service.

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Slide 27: Historical Financial Summary - Systems Integration Segment

The Systems Integration segment of the business shows a decline in operating revenues and an increase in its operating loss in 2006 compared to 2005, however the segment managed to increase its adjusted EBITDA during the same period. The main reasons for the decline in operating revenues were the expiration of a large government contract for professional services on June 30, 2005. Total operating expenses declined in fiscal year 2006 from 2005 due to reductions in wages, benefits, subcontractor costs, rent expense and depreciation expense. These reductions were partially offset by an intangible asset impairment loss of approximately $1.9 million recorded in 2006. The impairment loss is added back to operating income when calculating adjusted EBITDA, which explains why adjusted EBITDA increased in 2006 compared to 2005 while operating income declined during the same period.

Slide 28: Historical Financial Summary - Capital Expenditures

This slide shows our capital expenditures over the past three years. You will note that the total capital expenditures decreased to approximately $26 million from approximately $30 million in 2005, led by a significant decline in RLEC expenditures as we get closer to reaching the RLEC’s commitment to have broadband services available to all consumers by December 31, 2008. You can also see that the shift in expenditures to the CLEC segment in 2006, consistent with the objective that Jim mentioned in his presentation regarding increasing the number of CLEC customers that we serve on our own network.

Slide 29: Selected Uses of Cash

This slide shows our uses of cash flows during the past three years. There was a significant increase in the income taxes paid in 2006 mainly due to making the final estimated federal tax payment for tax year 2005 in March 2006. Additionally, interest payments increased in 2006 due to increased interest rates.

Capital expenditures declined significantly in 2006 from 2005 for reasons that we mentioned on the previous slide. Principal payments that we made on our long-term debt decreased to $10.1 million in 2006 from $13.0 million in 2005, mainly due to reductions that were made to the debt amortization schedule when we amended the credit facility in September 2006, and $1.5 million in voluntary prepayments that were made in 2006 compared to $3.0 million in prepayments that were made in 2005. Cash dividends remained fairly consistent in 2006 compared to 2005.

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Slide 30: Reconciliation of Adjusted EBITDA to Net Income/(Loss)

This slide reconciles Adjusted EBITDA to net income/(loss) for each of the years 2004, 2005 and 2006 as required by SEC Regulation G. You will note that each reconciling item is a line item on D&E’s Consolidated Statement of Operations.

That concludes my financial report. At this point, I will turn it back to Jim for some special presentations.

Slide 31: 2006 Delivering Excellence Award Winners

Slide 32 - 37: Award Slides (Pictures of Employee Award Winners)

Presentation of awards to award winners by Jim Morozzi

Slide 38: Questions

Conclusion